Exhibit 5.1

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March 12, 2025
Mineralys Therapeutics, Inc.
150 N. Radnor Chester Road, Suite F200
Radnor, Pennsylvania 19087
Re:       Registration Statement on Form S-3 (No. 333-278122); 14,907,406 shares of Common Stock, par value $0.0001 per share
To the addressee set forth above:
We have acted as special counsel to Mineralys Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the offering of up to 14,907,406 shares (including up to 1,944,444 shares issuable upon exercise of the underwriters’ option to purchase additional shares) of common stock of the Company, par value $0.0001 per share (the “Shares”). The offering of the Shares was made under a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2024, as amended (Registration No. 333-278122) (the “Registration Statement”), a base prospectus dated April 11, 2024 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement dated March 10, 2025 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement dated March 11, 2025 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated March 11, 2025 by and among the Company and BofA Securities, Inc., Evercore Group L.L.C. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto, and the Company (the “Underwriting Agreement”).

March 12, 2025

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated March 11, 2025 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP